SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2002

SOUTHEASTERN BANKING CORPORATION
(Exact name of registrant as specified in its charter)

GEORGIA	2-83157	58-1423423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. BOX 455, 1010 NORTHWAY STREET, DARIEN, GEORGIA 31305
(Address of principal executive offices) (Zip Code)

(912) 437-4141
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 4.        Changes in Registrant’s Certifying Accountants

On November 26, 2002, Southeastern Banking Corporation (“SBC” or “Registrant”) notified its independent accountants, BDO Seidman, LLP (“BDO”) of its decision not to renew the engagement of BDO and appointed Mauldin & Jenkins, LLC, effective immediately. This determination followed SBC’s decision to seek proposals from independent accountants to audit SBC’s financial statements for the fiscal year ending December 31, 2002. The decision not to renew the engagement of BDO and to retain Mauldin & Jenkins was made by SBC’s Audit Committee under the authority vested in the Audit Committee by the stockholders at the annual meeting in May 2002.

During SBC’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through November 26, 2002, there were no disagreements between SBC and BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports.

None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K occurred within SBC’s two most recent fiscal years and the subsequent interim period through November 26, 2002.

BDO’s audit reports on SBC’s financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. BDO has furnished SBC with a letter addressed to the Securities and Exchange Commission that BDO agrees with the statements made in this Current Report on Form 8-K. The letter from BDO is attached as Exhibit 16.1.

During the last two fiscal years and the subsequent interim period through November 26, 2002, SBC did not consult Mauldin & Jenkins regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.        Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Number	Exhibit

16.1	Letter of BDO Seidman, LLP regarding change in certifying public accountants

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHEASTERN BANKING CORPORATION (Registrant)

By:	/s/ ALYSON G. BEASLEY
Alyson G. Beasley, Vice President

Date:      November 26, 2002

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